Exhibit 99.1

Xenith Bankshares, Inc. Announces Plans to Cease Operations of its Mortgage Banking Subsidiary, Gateway Bank Mortgage, Inc.

RICHMOND, Va., September 16, 2016 —Xenith Bankshares, Inc. (formerly known as Hampton Roads Bankshares, Inc.) (NASDAQ: XBKS), parent company of Xenith Bank (formerly known as The Bank of Hampton Roads), announced today that Gateway Bank Mortgage, Inc. (GBMI) and its parent company, Xenith Bank, have entered into a definitive asset purchase agreement to sell certain assets of GBMI, which provides mortgage banking services, including the origination and processing of residential mortgage loans for sale into the secondary market, to a multi-state home lender.

Under the terms of the asset purchase agreement, effective at closing, GBMI will cease taking new mortgage loan applications. However, all applications with prospective borrowers that are in process at that time will be continue to be managed by GBMI toward closing, funding and sale to investors in the ordinary course of business. Management of Xenith Bank and GBMI expect processing of these applications and investor funding of these loans will be substantially complete by December 31, 2016.

T. Gaylon Layfield, III, CEO of Xenith Bankshares, stated “We wish Glenn Astolfi, President and CEO of GBMI, and his team the very best in their transition to new employment. Our decision to exit the mortgage origination business was based on a number of factors, including the substantial costs of regulatory compliance in the post-Dodd Frank world and the absolute scale required to be competitive in today’s mortgage banking market. Weighing the investments required to achieve this scale against our desire to focus on our core business strategies, we elected to work with Glenn to effect this outcome. While GBMI contributed to our earnings, we did not believe our share of the earnings was adequate to compensate our shareholders for the risks inherent in the mortgage banking business. In our drive to become more efficient, I believe exiting the mortgage banking operations currently conducted through GBMI is an important step in that process. Notwithstanding this agreement, we intend to continue to provide access for our clients to competitive residential mortgage financing options through Xenith Bank branches.”

About Xenith Bankshares, Inc.

Xenith Bankshares, Inc. (“XBKS”) is the holding company for Xenith Bank, a full-service commercial bank headquartered in Richmond, Virginia. XBKS is the fifth largest community bank by deposits headquartered in the Commonwealth of Virginia. Xenith Bank specifically targets the banking needs of middle market and small businesses, local real estate developers and investors, private banking clients and individuals, and retail banking clients. Through various divisions, XBKS also offers mortgage banking services and marine finance. Xenith Bank’s regional area of operations spans from Baltimore, Maryland and Rehoboth Beach, Delaware, to Raleigh and eastern North Carolina, complementing its significant presence in Greater Washington, D.C., Greater Richmond, Virginia, Greater Hampton Roads, Virginia and on the Eastern Shore of Maryland and Virginia. Xenith Bank has 42 full-service branches and five loan production offices located across these areas with its headquarters centrally-located in Richmond. XBKS’s common stock trades on The NASDAQ Stock Market under the symbol “XBKS.”

Additional information about XBKS and its subsidiaries can be found at www.xenithbank.com.

Caution About Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are forward-looking statements. Forward-looking statements made in this press release reflect beliefs, assumptions and expectations of future events or results, taking into account the information currently available to XBKS. These beliefs, assumptions and expectations may change as a result of many possible events, circumstances or factors, not all of which are currently known to XBKS. If a change occurs, XBKS’s business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in, or implied by, the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Factors related to the transaction that may cause actual results to differ materially from those contemplated by these forward-looking statements include among others: the ability to complete the transaction as expected and within the expected timeframe; a higher than expected number of GBMI employees leaving GBMI and not continuing with the purchaser; and the possibility that one or more conditions to the completion of the transaction may not be satisfied and that in any event could give rise to a termination of the asset purchase agreement. Additional factors include among others: difficulties and delays in integrating the merger of the Hampton Roads Bankshares, Inc. and legacy Xenith Bankshares, Inc. businesses or fully realizing cost savings and other benefits; business disruptions following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the inability to realize deferred tax assets within expected time frames or at all; and the impact, extent and timing of technological changes, capital management activities and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; and the risks discussed in XBKS’s public filings with the Securities and Exchange Commission, including those outlined under “Risk Factors” in XBKS’s registration statement on Form S-4 (Registration Statement No: 333-210643). Except as required by applicable law or regulations, XBKS does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.